UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 5, 2005

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

Cleveland-Cliffs Inc published a news release on April 5, 2005 as follows:

Cleveland-Cliffs Increases Interest in Portman to 73 Percent

Offer Extended Two Weeks

Cleveland, OH—April 5, 2005—Cleveland-Cliffs Inc (NYSE: CLF) today announced that its subsidiary Cleveland-Cliffs Australia Pty Limited (Cleveland-Cliffs) has extended its offer for all of the shares in Portman Limited (Portman) by two weeks to Tuesday, April 19, 2005, at 7:00 p.m. (Perth time).

Cleveland-Cliffs urges Portman shareholders to consider the following factors:

• The offer is unconditional. Shareholders will be paid cash consideration of $3.85 per share within five business days of accepting the Cleveland-Cliffs offer.

• If shareholders choose not to accept the offer, and the Cleveland-Cliffs offer closes without Cleveland-Cliffs reaching the 90% acceptance level required to proceed with compulsory acquisition, shareholders should be aware that:

• liquidity in Portman shares will be substantially diminished;

• the Portman share price may fall substantially below the $3.85 per share offer price; and

• as outlined in Cleveland-Cliffs’ Bidder’s Statement, Cleveland-Cliffs, through its nominees that it will appoint to the Portman Board, is likely to propose that Portman review the dividend policy of Portman with regard to any capital-funding requirements of Portman identified through a proposed strategic review.

It is possible that no dividends will be payable under these circumstances.

• If shareholders do not accept the offer, and Cleveland-Cliffs reaches the 90% acceptance level and is entitled to proceed to compulsory acquisition, Cleveland-Cliffs intends to compulsorily acquire all Portman shares at $3.85 per share. Under these circumstances, payment is unlikely to take place for at least one month.

• The Portman Board now unanimously recommends that shareholders accept the Cleveland-Cliffs offer. Former Chairman George Jones, who had previously recommended that shareholders reject the offer, has now accepted with regard to his own shares.

Cleveland-Cliffs Inc, headquartered in Cleveland, Ohio, is the largest producer of iron ore pellets in North America and sells the majority of its pellets to integrated steel companies in the United States and Canada. The Company operates six iron ore mines located in Michigan, Minnesota and Eastern Canada.

* * * *
References in this news release to "Cleveland-Cliffs" and "Company" include subsidiaries and affiliates as appropriate in the context.

This news release contains predictive statements that are intended to be "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties. There can be no assurance that the offer to acquire the shares of Portman Limited will reach the 100% acceptance level. Reference is made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in the Company’s Annual Report for 2004, Reports on Form 10-K and Form 10-Q and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cleveland-Cliffs’ website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.

For further information, please call:

Media – United States
Dana Byrne
Vice President-Public Affairs
Cleveland-Cliffs
+1 (216) 694 4870

Financial Community – United States
MacKenzie Partners
Larry Dennedy + 1 (212) 929 5239
Joe Doherty + 1 (212) 929 5958

Don Gallagher
Chief Financial Officer
Cleveland-Cliffs
+1 (216) 694 5459

Financial Community – United Kingdom
MacKenzie Partners
Steve Balet + 44 207 170 4155

Media – Australia
Kate Kerrison + Company
Kate Kerrison +61 413 946 704

Financial Community – Australia
Wilson HTM
Wayne Seabrook +61 2 8247 6625
Scott Colvin +61 2 8247 6623

www.cleveland-cliffs.com
www.portman.com

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

April 5, 2005	By:	Donald J. Gallagher

Name: Donald J. Gallagher
Title: Senior Vice President, CFO and Treasurer